Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Martha Fleming Fidelity Southern Corporation (404) 240-1504
BROLLY NAMED INTERIM CFO
     Atlanta, GA (August 11, 2008) — Fidelity Southern Corporation (NASDAQ: LION) announced that B. Rodrick Marlow has taken medical leave as CFO of the Company and Fidelity Bank and that Stephen H. Brolly, presently Treasurer, has been elected Interim CFO of both entities. “We think of our employees as part of our Fidelity family and we hope that Rod has a successful and speedy recovery,” said Chairman Jim Miller.
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.